                                                                    EXHIBIT 99.2




FOR IMMEDIATE RELEASE                         FOR FURTHER INFORMATION, CONTACT:
                     AUGUST 9, 2000 KURT DAVIS, 303-672-8830

            CORAM RECEIVES APPROVAL OF FIRST DAY MOTIONS TO MAINTAIN
                           NORMAL BUSINESS OPERATIONS

           Company Wages, Salaries and Benefits, Payments to Vendors, and Access to New Credit Facility Among Motions Approved by the Court


DENVER-AUGUST 9, 2000 - Coram Healthcare Corporation and Coram, Inc., ("Coram Healthcare", OTCBB: CRHE) today announced that the U.S. Bankruptcy Court for the District of Delaware approved the Company's key first day motions in connection with its reorganization, ensuring that the Company's quality patient care can continue uninterrupted.

         As previously announced, Coram Healthcare Corporation and Coram, Inc., filed voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code on August 8, 2000. The Company elected to seek Court protection in order to facilitate restructuring of its debt obligations while continuing to maintain normal business operations in all of the Company's subsidiaries and their branches. During the subsequent Court hearing that occurred today, Judge Mary F. Walrath approved Coram's key first day motions.

         The motions, among other things, provide for the continuation of normal business operations in all of the Company's subsidiaries and their branches, including the following:

         - Continuing payment of all employee wages, salaries and benefits;
         -        Continuing payment of all vendors in the ordinary course of business for both pre- and post-petition expenses;
         -        Access to a debtor-in-possession ("DIP") credit facility, if needed;
         - Continuing use of all Company bank accounts for normal business operations.

         Operationally, the Company's subsidiaries are currently generating adequate cash flow to meet all of their day-to-day obligations to patients, employees and suppliers. The Company is not having difficulty paying its normal business expenses, and accounts payable are current. The Company is not seeking relief from those expenses. The Company's election to file for Chapter 11 is solely for the purpose of reducing and restructuring debt and maintaining compliance with all applicable federal laws and regulations.



                                     -more-

                                                                CORAM HEALTHCARE
                                                                   Press Release
                                                                          Page 2


         "The Court's approval of our first day motions to continue normal business operations indicates that the process is moving smoothly, as expected, and more importantly, represents the beginning of the expeditious resolution of our balance sheet issues," said Coram Healthcare chairman, president and chief executive officer Dan Crowley.

         The plan of reorganization submitted by Coram Healthcare to the court on August 8, 2000, anticipates emergence from bankruptcy as a privately held company before the end of the fourth quarter of 2000.

         Denver-based Coram Healthcare, through its subsidiaries, including all branch offices, is a national leader in providing quality home infusion therapies and support for clinical trials, medical product development and medical informatics.


Note: Except for historical information, all other statements in this press release are "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company's actual results may vary materially from these forward-looking statements due to important risk factors including the Company's lack of profitability; uncertainties associated with the outcomes of certain pending legal proceedings; the Company's significant level of outstanding indebtedness; the Company's need to obtain additional financing or equity; uncertainties associated with the dilution that would occur if the Company's existing debt holders exercise their equity conversion rights; the Company's limited liquidity; and the Company's dependence upon the prices paid by third party payors for the Company's services; and certain other factors. Certain risk factors are described in greater detail in the Company's Form 10-K Annual Report and 10-Q Quarterly Report on file with the Securities and Exchange Commission.

                    [Coram Healthcare Corporation Letterhead]

                                 August 11, 2000


Via EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.

         Re:      Coram Healthcare Corporation, Commission File Number 1-11343
                  Form 8-K

Ladies and Gentlemen:

         On behalf of Coram Healthcare Corporation (the "Company"), we hereby file a Form 8-K Current Report dated August 11, 2000.

         If you have any questions or require any further information regarding the foregoing, please call the undersigned at the telephone number set forth above.


                                 Very truly yours,


                                 /s/ Scott T. Larson

                                 Scott T. Larson
                                 Senior Vice President
                                 and General Counsel